UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 29549

Amendment No. 1

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b OR 12(g))OF THE

SECURITIES EXCHANGE ACT OF 1934

YO-HEALTH, INC.

(Exact Name of the Registrant as Specified in its Charter)

Nevada	85-3135038
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

990 Gerry Avenue, Lido Beach, NY 11561

(Address of Principal Executive Office and Zip Code)

(516) 650-0937

(Registrant’s Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Act:

Common Stock, Par Value $0.001

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “non-accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) 0f the Securities Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10 contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

Some of the information in this Form 10-12g contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as, "may", "will "," expect", "intend "," project", "estimate "," anticipate", "believe" or "continue" or the negative thereof or similar terminology. They include statements regarding our:

•financial position,

•business strategy,

•budgets,

•amount, nature and timing of capital expenditures,

•cash flow and anticipated liquidity,

•future marketing costs,

•acquisition and development of other technologies,

•future demand for our products and services,

•operating costs and other expenses.

Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under "Risk Factors"and include:

•general economic conditions,

•our cost of sales,

•our ability to generate sufficient cash flows to operate,

•availability of capital,

•the strength and financial resources of our competitors,

•our ability to find and retain skilled personnel, and

•the lack of liquidity of our common stock.

Any of the factors listed above and other factors contained in this Form 10 could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements n this Form 10. Our forward-looking statements speak only as of the date made.

YO-Health, Inc. (YHI) (the "Company") is voluntarily filing this Registration of Securities on Form 10, or this “Registration Statement," to register its Common Shares ("Shares") pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Once this Registration Statement becomes effective, the Company will be subject to the requirements of Regulation 13A under the Exchange Act, which will require it to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and to comply with all other obligations of the Exchange Act applicable to issuers filing Registration Statements pursuant to Section 12(g) of the Exchange Act.

ITEM 1: DESCRIPTION OF BUSINESS

Our Company

YO-Health, Inc., a Nevada corporation, (“YO-Health”, “we”, “us”, “our” or “Company”) was incorporated on September 22, 2020. The Company is a retail/wholesale/manufacturer and distribution company in the food industry. YO-Health Inc. will operate as a manufacturer, distributor, marketer, wholesaler and retailer of Old Beijing (aka Peking) style yogurt recipes, branded as Sun & Moon; utilizing quality natural formulas . YO-Health Inc. specializes in healthy specialty yogurt, assorted health-related products and healthy food menu items. YO-Health, Inc. subsidiary Yoshi Inc. combines a sushi/hibachi menu in a grab and go style operation. The company will operate in four business units : manufacturing, retail, wholesale, distribution and transportation. Its stores offer traditional “Old Beijing” style yogurt, prepared foods, packaged items, coffee, juices, teas and beverages, infused with beneficial ingredients. The Company’s Joyce Bakery subsidiary makes baked goods to be distributed through both retail and wholesale locations. The Company plans to license its trademarks through independently owned stores, and distribute its products to restaurants, schools, airports, hotels, grocery and food service accounts. It offers its products under the “Sun and Moon,” “Joyce Bakery”and “Yoshi Inc.” brands introduced in the fiscal year 2021. The following chart depicts the Company and its subsidiary structure:

Reports to Security Holders

Upon effectiveness of this Registration Statement, we will be subject to the reporting requirements of Section 12(g) of the Exchange Act, and as such, we intend to file all required disclosures. You may read and copy any materials we file with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.report.

Our History

The Company was incorporated On September 22, 2020 devoted to the sale, marketing and development of its proprietary Old Beijing style sippable yogurt. Since its formation the Company has created a wholly-owned subsidiary, Sun and Moon Café to house its yogurt operations and has acquired Yoshi, Inc.to produce, market and sell sushi and Asian fusion food products, and Joyce’s Bakery Inc. to produce, market and sell premium, Asian- French inspired desserts, teas, juices, flavored coffee and non-alcoholic drinks. The Company’s wholly owned subsidiary Lali Wholesale, Inc. conducts the Company’s retail business and production distribution in the Indianapolis market under the brand name “7K Farms”. The Company has five operational divisions.

Since its formation neither the Company nor any of its subsidiaries have been subject to any bankruptcy, receivership or similar proceedings .. Nor have any of them undergone material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business except to the extent that YO-Health, Inc. acquired ownership it its subsidiaries Yoshi, Inc., Joyce’s Bakery, Inc. and Lali Wholesale, Inc.

Revenue

Our revenues for the years ended December 31, 202 1 and 2020 and for the nine months ended September 30, 2022, are described in detail in the Financial Statements included in the Form 10.

Business Plan

A. Overview of the Company

YO-Health, Inc. was incorporated in the State of Nevada on September 22, 2020. The Company is a retail / wholesale /manufacturer and distribution company in the food industry. YO-Health Inc. Will operate as a manufacturer, distributor, marketer, wholesaler and retailer of Old Beijing (aka Peking) style yogurt recipes, branded as Sun & Moon; utilizing quality natural formulas. YO-Health Inc. specializes in healthy specialty yogurt, assorted health-related products and healthy food menu items. YO-Health Inc.’s wholly owned subsidiary Yoshi Inc., formed in April, 2021 combines a sushi/hibachi menu in a grab and go style operation. The company will operate in four business units : manufacturing, retail, wholesale, distribution and transportation. Its stores offer traditional “Old Beijing” style yogurt, prepared foods, packaged items, coffee, juices, teas and beverages, infused with beneficial ingredients. The Company’s 25%-owned Joyce Bakery subsidiary makes baked goods to be distributed through both retail and wholesale locations. The Company plans to license its trademarks through independently owned stores, and distribute its products to restaurants, schools, airports, hotels, grocery and food service accounts. It offers its products under the “Sun and Moon,” “Joyce Bakery” and “Yoshi Inc.” brands introduced in the 1st quarter of 2021. The Company has five operational divisions.

Our mission is to create drinkable yogurt brands offering a traditional recipe made with all-natural Ingredients with beneficial additives. The Company’s hibachi and sushi operations, complimented with a healthy focused food menu. In addition to complement our yogurt products and sushi we will offer a product line of healthy consumer food products. Our bakery division, Joyce Bakery, will offer freshly baked cakes and assorted baked goods compatible with our philosophy. The utilization of technology in real time data to assist operators in cost management and managing profitability is at the foundation of our operations. The Company has completed its PCAOB audits in preparation for filing a Form 10 registration statement and as part of its overall plan to move toward an exchange listing.

B. Operational Plan

YO-Health, Inc. is a new company in the wholesale and retail food industry specializing in sushi, hibachi, Asian food, bakery goods and yogurt-based products with several of what we believe to be unique, innovative and revolutionary formulations and characteristics. These products have been developed from proprietary recipes for Old Beijing (aka Peking) yogurt. The Company has retail facilities in high consumer traffic locations in Columbus, Ohio (two locations), Indianapolis, Indiana (two locations), and Baton Rouge, Louisiana. The Company anticipates developing manufacturing and distribution centers in Flushing, NY, Indianapolis, IN and Baton Rouge, LA. The Company’s facilities in Flushing, Ohio South are rented. It owns its properties in Ohio North, Baton Rouge, LA and Indiana. The Company has entered into a conditional agreement with Go Club LLC, to develop a fully integrated Point of Sale software suite, with real - time management function to assist operators to manage all costs (ingredients and labor) and to integrate accounting functionality into that program. Go Club LLC is presently providing services to YO -Health Inc.

Competitive Business Conditions and Strategy; Our Position in the Industry

YO-Health Inc. will handle all operations, financing, and marketing, which includes the initiation and expansion of our business development program including the potential sales of territorial rights on a national and international scale.  We have established our brands and tested our product through different market s .. Our low-cost build-out model and operational setup create the scalability and flexibility that is necessary for today’s rapidly evolving market. Our menus can be easily tailored to any region without affecting inventory sourcing and still maintaining the company’s original branding.  Our goal is to become a fully integrated cafe that includes current and future revenue streams from operations, location sales, royalty, license fees, and distribution sales. To increase YO-Health’s market share, the company’s vertically balanced integration model will allow the servicing of multiple members of the supply chain which includes, corporate-operated stores, joint venture locations, and retailers under one corporate umbrella. This approach will give the Company tighter control and the ability to streamline the distribution process, increase efficiencies, and reduce costs through economies of scale.  YO-Health recognizes that acquisition and joint Venture opportunities may present themselves and will be evaluated on the intended targets' ability to add synergistic value or be rebranded and absorbed into the YO-Health network. The Company’s full integration model will consist of additional brand creation and development from within the company.  The Company has begun and will continue to create strategic distribution partnerships across all regions to reduce costs and optimize efficiencies.

The raw materials needed to produce our products are commonly available and easily procured from a wide spectrum of competitively priced suppliers. Distribution of our finished products will be wholly internal from our regional distribution facilities in New York, Indiana and Louisiana. Our yogurt products are sold in a niche segment of the market characterized by a small number of specialty producers. Our sushi, beverage and bakery products compete in a much larger market. Our strategy has been to focus our efforts on smaller, under-served metropolitan areas in the Midwest and South offering uniquely flavored “comfort foods” for the “grab and go” customer.

Patents, Trademarks, Licenses, Agreements, or Contracts

The Company does not own or license any registered intellectual property.

Research and Development

The Company engages in no research and development activities.

Compliance with Government Regulation s

We are not currently, nor in the past have we been, subject to any government regulations that have a material impact on the Company’s business. There is no effect of existing or probable governmental regulations on our business. We have experienced no costs or effects arising from compliance with federal, state or local environmental laws. In the future the Company may be subject to a number of foreign and domestic laws and regulations that could affect companies conducting our business.

Smaller Reporting Company Status

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as, among other possible qualifications, a company with a public equity float of less than $250 million. To the extent that we remain a smaller reporting company at such time as are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings, some of which are similar to those of an emerging growth company, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

C. Our Strategy

Our strategy is to seek the additional capital necessary to implement and develop the properties described in this registration statement. We believe that by becoming an SEC full reporting Company and seeking an exchange listing, the Company will accomplish these goals.

D. Employees

As of December 31 , 2022, we had seventeen full-time employees and twenty-two independent contractors. Management is fully engaged in the Company's endeavors and devotes as much time as it deems necessary to handle the affairs of the Company with other services provided on a contract basis.

E. Our Approach to the Business

We believe there are opportunities to acquire properties and companies that have existing revenue or are now operating under marginal circumstances and can be redeveloped for profitable operation as part of the Company. When we identify such a prospect we determine whether there is reason to believe the prospect has revenue potential or existing operations, determine a value for the prospect, and, if warranted under all the circumstances, pursue acquisition of the prospect. This is the approach we have taken in entering into our conditional agreement with Go Club LLC.

ITEM 1A: RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this filing before investing in our common stock. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your investment. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially adversely affect our business, financial condition or results of operations.

Risks related to our Company from COVID-19

The COVID-19 pandemic poses specific risks related to our Company.

It was thought that the lingering effects of the COVID-19 pandemic, and the uncertainty of the possible evolution of continuing variants, would cause continued disruption in the US markets for an unknown time period arising from possible governmental policies that could limit public gatherings. In this regard, The Pandemic is Over Act, which holds that the public health emergency declared by the Department of Health and Human Services(HHS) on Jan. 31, 2020, is terminated , was passed and signed into law on April 1, 2023.

COVID-19 has not materially impacted our operations except to the extent that it impacted the country’s overall economy generally.

Risks related to our business

Because our auditors have issued a going concern opinion and we may not be able to achieve our objectives, we may have to suspend business operations should capital or other resources, such as management or other personnel cease to be available.

Our auditors' report in our attached financial statements, expressed an opinion that the Company's capital resources as of September 30, 2022, are not sufficient to sustain operations. These conditions raise substantial doubt about our ability to continue as a going concern. There is the distinct possibility that we will no longer be a going concern and will cease operations. That same concern is expressed in our audited financial statements included in our Form 10-K filed April 17, 2023.

We depend heavily on our senior management and we may be unable to replace key executives if they leave .

The loss of the services of one or more members of our senior management team or our inability to attract, retain and maintain additional senior management personnel could harm our business, financial condition, results of operations and future prospects. Our operations and prospects depend in large part on the performance of our senior management team, particularly our Chief Executive Officer, Director and Business Development Manager and Secretary/Treasurer. In addition, we may not be able to find qualified replacements for any of them if their services are no longer available. We do not have key man insurance on our Officers.

We May Depend upon Outside Advisors; Who May Not Be Available on Reasonable Terms and as Needed.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board, without any input from stockholders, will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

Our Officers and Directors will continue to have substantial control over us and could delay or prevent a change in corporate control.

As of March 31, 2023 , our three directors own 49.3 percent of the issued and outstanding shares of our common stock. As a result, they have the ability to determine the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, they have the ability to control the management and affairs of our company. Accordingly, this concentration of ownership may harm the market price of our common stock by:

•delaying, deferring or preventing a change in control of our company;

•impeding a merger, consolidation, takeover or other business combination involving our company; or

•discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

We will require additional capital to fund our future activities. If we fail to obtain additional capital, we may not be able to implement fully our business plan, which could lead to a decline in reserves.

We are dependent on our ability to obtain financing to supplement our cash flow from operations. Historically, we have financed our business plan and operations primarily with issuances of common stock. We also require capital to fund our capital budget.

We require significant capital in order to expand our operations. We will be required to meet our needs from our internally generated cash flows, debt financings and equity financings.

If our revenues decrease as a result of a lower stock price, operating difficulties, declines in demand for the Company's products or for any other reason, we may have limited ability to obtain the capital necessary to sustain our operations at current levels. We may, from time to time, need to seek additional financing. Even if additional capital is needed, we may not be able to obtain debt or equity financing on terms favorable to us, or at all. If cash generated by operations and available under our revolving credit facility is not sufficient to meet our capital requirements, the failure to obtain additional financing could result in a curtailment of our operations relating to exploration and development of our projects, which in turn could lead to a possible loss of business and a decline in any revenue.

A Volatile and Unpredictable Industry

Recession: The food service industry tends to be more vulnerable during economic downturn than in some other industries. During recession people throughout the economy will try to conserve cash and prioritize their spending. The demand for dining out and take home food products can drop significantly as people either withhold, or reduce the amount they spend on such non-essentials.

Supply chain: Bottlenecks or delays can hinder restaurant and bakery raw materials and kitchen equipment from moving freely, quickly and in a well-controlled environment across the globe. This is challenging for restaurants and bakeries who rely on timely delivery of fresh ingredients on a daily basis.

Taste in cuisine and baked goods: Consumer preferences in the dining experience can change rapidly. Interest can shift from culturally specific food to healthy living dishes and on to a new fad in short order . These are some of the issues which can make the restaurant and bakery business even more unstable.

Attempts to grow our business could have an adverse effect on our ability to manage our growth effectively.

Because of our small size, we desire to grow rapidly in order to achieve certain economies of scale. Although there is no assurance that this rapid growth will occur, to the extent that it does occur, it will place a significant strain on our financial, technical, operational and administrative resources. As we increase our services and enlarge the number of markets we are evaluating or in which we are participating, there will be additional demands on our financial, technical and administrative resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of new employees and independent technical advisors, could have a material adverse effect on our business, financial condition and results of operations.

Litigation

From time to time, we may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. We are not currently a party to any material legal proceedings, nor are we aware of any other pending or threatened litigation that would have a material adverse effect on our business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Reporting Requirements under the Exchange Act and Compliance with the Sarbanes- Oxley Act of 2002, Including Establishing and Maintaining Acceptable Internal Controls over Financial Reporting, Are Costly and May Increase Substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting, and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition, and results of operations.

We currently are and expect to remain an "emerging growth company ," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, until the earliest of:

•The last day of our fiscal year in which the fifth anniversary of an initial public offering of shares of our common stock occurs;

•The end of the fiscal year in which our total annual gross revenues first exceed$1.0 billion;

•The date on which we have, during the prior three-year period, issued more than$1.0 billion in non-convertible debt; and

•The last day of a fiscal year in which we (1) have an aggregate worldwide market value of our common stock held by non-affiliates of$700 million or more, computed at the end of each fiscal year as of the last business day of our most recently completed second fiscal quarter and (2) have been an Exchange Act reporting company for at least one year (and filed at least one annual report under the Exchange Act.

Under the JOBS Act, we are exempt from the provisions of Section404(b) of the Sarbanes-Oxley Act, which would require that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting, until such time as we cease to be an "emerging growth company" and become an accelerated filer as defined in Rule

12b-2 under the Exchange Act.

This may increase the risk that material weaknesses or other deficiencies in our internal control over financial reporting go undetected.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to make an election to take advantage of this exemption from new or revised accounting standards.

Risks Related to Our Securities

There has been no public market for our common stock, and our stock price may fluctuate significantly.

There is currently no public market for our common stock, and an active trading market may not develop or be sustained after the final approval of this Form 10 filing. The Company intends to apply for trading privileges on the OTC Markets LLC platform. To get quoted as a OTCQX, OTCQB and Pink security, a company must find one broker-dealer willing to quote their stock on OTC Link® ATS. Only SEC-registered broker-dealers, that are members of the Financial Industry Regulatory Authority (FINRA), can quote securities. The broker-dealer must file a Form 211 with FINRA in order to initiate the process. Once FINRA approves the Form 211, the market maker that filed the form can begin quoting the security on OTC Link® ATS. Not all broker-dealers are willing to sponsor a new security and file a Form 211. Many broker-dealers will begin to quote a security only after another firm does the paperwork to be quoted on OTC Link® ATS. There is no assurance that the Company will find a broker-deal er to file a Form 211 on its behalf with FINRA.

Once our stock is approved for trading the market price of our common stock could fluctuate significantly as a result of:

•our operating and financial performance and prospects;

•quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;

•changes in revenue or earnings estimates or publication of research reports by analysts about us or the food service industry;

•liquidity and registering our common stock for public resale;

•actual or unanticipated variations in our reserve estimates and quarterly operating results;

•sales of our common stock by our stockholders;

•increases in our cost of capital;

•changes in market valuations of similar companies;

•adverse market reaction to any increased indebtedness we incur in the future;

•additions or departures of key management personnel;

•actions by our stockholders;

If a trading market develops for our common stock, stock markets in general experience volatility that often is unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock.

We do not anticipate paying any dividends on our common stock in the foreseeable future.

We do not expect to declare or pay any cash or other dividends in the foreseeable future on our common stock, as we intend to use the cash flow generated by operations to expand our business. A lack of a revolving credit facility will restrict our ability to pay cash dividends on our common stock, and we may be unable to enter into credit agreements or other borrowing arrangements in the future that restrict or limit our ability to pay cash dividends on our common stock.

Certain stockholders' shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly.

As of March 31, 2023 , we have outstanding 71,840 ,998 shares of common stock. Sales of a substantial number of shares of our common stock in the public markets following this filing by any of our existing stockholders (or persons to whom our existing stockholders may distribute shares of our common stock), or the perception that such sales might occur, could have a material adverse effect on the price of our common stock or could impair our ability to obtain capital through an offering of equity securities.

You may experience dilution of your ownership interests due to the future issuance of additional shares of our common stock.

We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of our present stockholders and purchasers of common stock offered hereby. We are currently authorized to issue 150 million shares of common stock and 50 million shares of preferred stock with preferences and rights as determined by our board of directors. The potential issuance of such additional shares of common stock may create downward pressure on the trading price of our common stock.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with the hiring of personnel, future acquisitions, future public offerings or private placements of our securities for capital raising purposes, or for other business purposes.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock may rely in part on the research and reports that equity research analysts publish about our business and us. We do not control the opinions of these analysts. The price of our stock could decline if one or more equity analysts downgrade our stock or if those analysts issue other unfavorable commentary or cease publishing reports about our business or us.

The availability of shares for sale in the future could reduce the market price of our common stock.

In the future, we may issue securities to raise cash for acquisitions. We may also acquire interests in outside companies by using a combination of cash and our common stock or just our common stock. We may also issue securities convertible into our common stock. Any of these events may dilute your ownership interest in our company and have an adverse impact on the price of our common stock.

In addition, sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could reduce the market price of our common stock. This could also impair our ability to raise additional capital through the sale of our securities.

Our common stock can become subject to penny stock regulation.

As a penny stock, our common stock may become subject to additional disclosure requirements for penny stocks mandated by the Penny Stock Reform Act of 1990. The SEC Regulations generally define a penny stock to be an equity security that is not traded on the NASDAQ Stock Market or another recognized stock exchange and has a market price of less than $5.00 per share.

Depending upon our stock price, we may be included within the SEC Rule 3(a)(51)definition of a penny stock and have our common stock considered to be a "penny stock," with trading of our common stock covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934.

Under this rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written disclosure to, and suitability determination for, the purchaser and receive the purchaser's written agreement to a transaction prior to sale. The regulations on penny stocks limit the ability of broker-dealers to sell our common stock and thus may also limit the ability of purchasers of our common stock to sell their securities in the secondary market. Our common stock will not be considered a "penny stock" if our net tangible assets exceed$2,000,000 or our average revenue is at least$6,000,000 for the previous three years.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks.” Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. If our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level leading to consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The shares of our common stock may be thinly-traded on the OTC “Pink – Limited Information” marketplace, meaning that the number of persons interested in purchasing our shares of common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on securities price.

Our Stock Will in All Likelihood Be Thinly Traded and as a Result You May Be Unable to Sell at or near Ask Prices or at All If You Need to Liquidate Your Shares.

We cannot give you any assurance that a broader or more active public trading market for our shares of common stock will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares of common stock at or near ask prices or at all if you need money or otherwise desire to liquidate your shares of common stock of our Company.

Rule 144 Sales in the Future May Have a Depressive Effect on Our Stock Price.

All of the outstanding shares of common stock held by our present officers and directors are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that an affiliate has held restricted securities for one year may, under certain conditions, sell every three months, in brokerage transactions, a number of Shares that does not exceed the greater of 1.0% of a company’s outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of one year. A sale under Rule 144 or under any other exemption from the Act, may have a depressive effect upon the price of the common stock in any market that may develop.

Loss of Control by Our Present Management and Stockholders May Occur upon Issuance of Additional Shares.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control us, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current Shareholders.

If the Registration of Our Common Stock Is Revoked in the Future, Our Business Opportunities May Diminish.

In the event our securities registration was to be revoked, we would not have the same ability to raise money through the issuance of shares and could suffer harm in operating our primary business.

ITEM 2: FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This registration statement on Form 10 and other reports filed by the Company from time to time with the SEC (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by Company's management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words "anticipate ,"" believe ," "estimate ,"" expect," "future ," "intend ," "plan ," or the negative of these terms and similar expressions as they relate to the Company or the Company's management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to the Company's business, industry, and the Company's operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP").These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this registration statement. In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this registration statement.

PLAN OF OPERATION

Results of Operations For The Nine Months Ended September 30, 2022 and for the Years Ended December 31, 2021 and December 31, 2020

Supply chain issues:

Supply chain disruptions have not materially affected our operations or capital resources since formation nor do we believe that they will impact our outlook or future business goals.

Revenues:

The Company generated $2,457,389 in gross revenues from the conduct of its businesses the nine months ended September 30, 2022, as compared to $1,557,375 and $36,159 revenues for the fiscal years ended December 21, 2021 and December 31, 2020.

Gross Profit:

Costs of goods sold and gross profit for the  nine months ended September 30, 2022 were $855,707 and $1,601,681; $544,751 and $1,012,624 for the fiscal year ended December 31, 2021; and $29,286 and $6,873 for the fiscal year ended December 31, 2020.

Operating Expenses:

The Company incurred $11,376,241 in operating expenses during the  nine months ended September 30, 2022; $4,156,104 during the fiscal year ended December 31, 2021; and $457,319 for the fiscal year ended December 31, 2020.

Income(loss) from operations:

The Company had a loss from operations in the amount of $(9,774,559) for the  nine months ended September 30, 2022 as compared to $(3,143,480) for the fiscal year ended December 31, 2021 and $(450,446)for the fiscal year ended December 31, 2020.

Net income (loss):

The Company had a net loss of $(9,806,766) for the nine months ended September 30, 2022 as compared to $(3,143,480) for the fiscal year ended December 31, 2021 and $(450,446) for the fiscal year ended December 31, 2020.

CASH FLOWS

Cash and cash equivalents as of the nine months ended September 30, 2022 was $1,281,895 as compared to $1,429,587 for the fiscal year ended December 31, 2021 and $273,829 for the fiscal year ended December 31, 2020.

Net cash used in our operating activities for the nine months ended September 30, 2022 was $(1,297,381) as compared to $(70,152) for the fiscal year ended December 31, 2021 and $(334,221) for the fiscal year ended December 31, 2020.

Cash used in investing activities during the nine months ended September 30, 2022 was $(410,312) as compared to $(3,073,589) for the fiscal year ended December 31, 2021 and $(210,850) during the fiscal year ended December 31, 2020.

Net cash provided by financing activities was $1,560,000 for the nine months ended September 30, 2022 as compared to $4,299,499 for the fiscal year ended December 31, 2021 and $818, 900 for the fiscal year ended December 31, 2020.

COMPANY’S PLAN OF OPERATION FOR THE FOLLOWING 12 MONTHS

In the next twelve months the Company is dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan.

FINANCIAL PLANS

MATERIAL CASH REQUIREMENTS: We must raise substantial amounts of capital to fulfill our business plan. We intend to use equity, debt and project financing to meet our capital needs for acquisitions and investments.

Management has taken action and formulated plans to meet the Company’s operating needs through December 31, 2023 and beyond. The working capital cash requirements for the next 12 months are expected to be generated from operations, sale of Company’s stock and additional financing. The Company plans to generate revenues from engaging in creating, selling, distributing our food products and franchising business model.

AVAILABLE FUTURE FINANCING ARRANGEMENTS: The Company may use various sources of funds, including short-term loans, long-term debt, equity capital, and project financing as may be necessary. The Company believes it will be able to secure the required capital to implement its business plan.

CRITICAL ACCOUNTING POLICIES

All companies are required to include a discussion of critical accounting policies and estimates used in the preparation of their financial statements. On an on-going basis, we evaluate our critical accounting policies and estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are described in Note 2 to our Financial Statements on page F6. These policies were selected because they represent the more significant accounting policies and methods that are broadly applied in the preparation of our financial statements. However, it should be noted that we intend to acquire  new operating businesses. The critical accounting policies and estimates for such new operations will, in all likelihood, be significantly different from our current policies and estimates.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future. Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Off-Balance Sheet Arrangements

Per SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors. As of September 30, 2022, we have no off-balance sheet arrangements.

Accounting for Acquisitions

In accordance with the guidance for business combinations, we determine whether a transaction or other event is a business combination, which requires the assets acquired and liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method. If the assets acquired are not a business, we account for the transaction or other event as an asset acquisition. Under both methods, we recognize the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquired entity. In addition, for transactions that are business combinations, we evaluate the existence of goodwill or a gain from a bargain purchase. We capitalize acquisition-related costs and fees associated with asset acquisitions and immediately expense acquisition-related costs and fees associated with business combinations.

Revenue Recognition

We recognize revenue in accordance with Accounting Standards Codification No. 606, “Revenue Recognition” (“ASC-606”).ASC-606 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists;(2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period that the related sales are recorded. We will defer any revenue for which the product or service has not been delivered or provided, or is subject to refund, until such time that we and the customer jointly determine that the product has been delivered or that no refund will be required.

Income Taxes

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. We have incurred net operating loss for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the period ended December 31, 2021.

Distinguishing Liabilities from Equity

We rely on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments. We first determine whether a financial instrument should be classified as a liability. We will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that we must or may settle by issuing a variable number of its equity shares.

Once we determine that a financial instrument should not be classified as a liability, we determine whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”). We will determine temporary equity classification if the redemption of the financial instrument is outside the control of our Company (i.e. at the option of the holder). Otherwise, we account for the financial instrument as permanent equity.

Initial Measurement

We record our financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement – Financial instruments classified as liabilities

We record the fair value of our financial instruments classified as liabilities at each subsequent measurement date. The changes in fair value of our financial instruments classified as liabilities are recorded as other expense/income.

Share-based Compensation

In accordance with ASC 718, Compensation – Stock Based Compensation, and ASC 505, Equity Based Payments to Non-Employees, we account for share-based payment using the fair value method. Common shares issued to third parties for non-cash consideration are valued based on the fair market value of the services provided or the fair market value of the common stock on the measurement date, whichever is readily determinable.

Recently Issued Accounting Pronouncements

In January 2017, the FASB issued ASU No. 2017-04 “Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Good will Impairments”. The amendments in this update simplify the measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under this guidance, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, however, the loss should not exceed the total amount of goodwill allocated to that reporting unit. ASU 2017-04 is effective for public companies for the reporting periods beginning after December 15, 2019.Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017.  Although we cannot anticipate future goodwill impairment, based on the most recent assessment, it is unlikely that an impairment amount would need to be calculated and, therefore, does not anticipate a material impact on our financial statements. The current accounting policies and procedures are not anticipated to change, except for the elimination of the Step 2 analysis.

In May 2017, the FASB issued ASU No 2017-09 “Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting”. ASU 2017-09 provides clarity and reduces both (i) diversity in practice and (ii) cost and complexity when applying the guidance in Topic718, Compensation-Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in ASU 2017-09provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. An entity should account for the effects of a modification unless all three of the following are met: (1) The fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification. (2) The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified. (3) The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. Note that the current disclosure requirements in Topic 718 apply regardless of whether an entity is required to apply modification accounting under the amendments in ASU 2017-09. ASU 2017-09 is effective for all annual periods, Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on our consolidated financial statements and related disclosures.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management conducted an evaluation, with the participation of our Chief Executive Officer of the effectiveness of our disclosure controls and procedures (as defined in Rules13a-15Iand 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this registration statement on Form 10. Based on that evaluation, we concluded that because of the material weakness and significant deficiencies in our internal control over financial reporting described below, our disclosure controls and procedures were not effective as of the period ended September 30, 2022.

Management’s Annual Report on Internal Control over Financial Reporting

Management is responsible for the preparation of our financial statements and related information. Management uses its best judgment to ensure that the financial statements present accurately, in material respects, our financial position and results of operations in fairness and conformity with generally accepted accounting principles.

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in the Exchange Act. These internal controls are designed to provide reasonable assurance that the reported financial information is presented fairly, that disclosures are adequate, and that the assumptions and opinions in the preparation of financial statements are reasonable. There are inherent limitations in the effectiveness of any system of internal controls, including the possibility of human error and overriding of controls. Consequently, an ineffective internal control system can only provide reasonable, not absolute, assurance with respect to reporting financial information.

Our internal control over financial reporting includes policies and procedures that: (i) pertain to maintaining records that, in reasonable detail, accurately and fairly reflect our transactions; (ii) provide reasonable assurance that transactions are recorded as necessary for preparation of our financial statements in accordance with generally accepted accounting principles and that the receipts and expenditures of company assets are made in accordance with our management’s and directors’ authorization; and (iii) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use, or disposition of assets that could have a material effect on our financial statements.

We conducted an evaluation of the effectiveness of our internal control over financial reporting, based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations of the Tread way Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not effective ..

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting.

We expect to be materially dependent on a third party that can provide us with accounting consulting services for the foreseeable future. Until such time as we have a chief financial officer with the requisite expertise in U.S. GAAP, there are no assurances that the material weakness and significant deficiencies in our disclosure controls and procedures and internal control over financial reporting will not result in errors in our financial statements, which could lead to a restatement of those financial statements. Our management does not expect that our disclosure controls and procedures or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and maintained, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must account for resource constraints. In addition, the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, can and will be detected.

This registration statement on Form 10 does not include an attestation report from our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Commission that permit us to provide only management’s report in this registration statement on Form10.

Changes in Internal Controls over Financial Reporting

There have been no changes in our internal control over financial reporting during the period ended September 30, 2022 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 3: PROPERTIES

Leases:

As of September 30, 2022 the Company had signed 5 long term leases:

Champagne, Illinois: The Company entered into a lease for $2,516.67/month with a lease term of 3 years (1/1/2021 – 12/31/2023). After 3 years, the Company has an option to renew for $2,718/month with a lease term of an additional 3 years (1/1/2024 – 12/31/2027).

Flushing, New York: The Company entered into a lease for $7,500/month with a lease term of 5 years (11/25/2020 – 11/15/2025).

Columbus, Ohio: The Company entered into a lease for $3,370.83/month with a lease term of 5 years (6/4/2021 – 3/31/2028).

Indianapolis, Indiana: The Company entered into a lease for $3,065.75/month with a lease term of 5 years (5/1/2021 – 4/30/2026).

Indianapolis, Indiana: The Company entered into a lease for $3,065.75/month with a lease term of 6 years (6/1/2022 – 5/31/2028).

Real Property Purchases

On September 21, 2021 the Company entered into an Exchange Agreement with Yoshi Properties, LLC, an Ohio limited liability company and its sole members, Peter and Vila Thawnghmung, in which the Company acquired ownership of one hundred per cent of the membership interests in Yoshi Properties and made it a wholly-owned subsidiary of YO-Health, Inc. Yoshi Properties, LLC was, at the time, the owner of real property located at 2781 Olentangy River Road, Columbus, OH 43202 subject to a mortgage owed to CNB Bank and real property located at 3530 Mann Road, Indianapolis, IN 46221 subject to a mortgage owed to Old National Bank.

On November 12, 2021 Yoshi Properties, LLC purchased the real property located at 4353 South Sherwood Forest Boulevard, Baton Rouge, LA 70816 subject to a mortgage owed to Old National Bank.

The loans on all three of these properties are guaranteed by the Company and by Peter and Vila Thawnghmung, who are officers and directors of the Company and husband and wife. For accounting purposes these properties are booked as assets of the Company and the interest payments on the respective mortgages are expensed by the Company.

A copy of the Exchange Agreement is attached as Exhibit 21.1 to this Form 10 Registration.

As of September 30, 2022 the Company had 3 mortgages with the following balances:

•CNB Bank- OH Store: $282,925.49

•Loan Originated On: 3/26/2021

•Loan Term: 126 months

•Interest Rate: 4%

•CNB Bank – OH Store -LIP Accounts Payable: $145,000

•Loan Originated On: 3/26/2021

•Loan Term: 60 months

•Interest Rate: 7.34%

•Old National Bank- IN Factory: $268,358.85

•Loan Originated On: 8/4/2021

•Loan Term: 60 months

•Interest Rate: 4%

•Old National Bank- LA Store/Fac: $544,575.67

•Loan Originated On: 11/12/2021

•Loan Term: 60 months

•Interest Rate: 4%

ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 31 , 2022 the number and percentage of the outstanding shares of Common Stock, which according to the information available to us, were beneficially owned by each director, officer or holder of more than 5% of the Company’s Common Stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable. For purposes of this disclosure, beneficial ownership of Company shares has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, which provides that a beneficial owner includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security, or who can obtain beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding Shareholder securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. We have not issued any shares of Preferred stock.

COMPANY INSIDERS AND AFFILIATES

Name and Address of Beneficial Owner	Number of Common Shares	Percent of Class

Vila and Peter Thawnghmung	18,099,000	25.19% *
Dublin, OH

Beneficial Products, LLC	16,680,300	23.22%
Lido Beach, NY

Priscilla Nei	4,000,000	5.56%
Lutherville, MD

* - All officers, directors and affiliates as a group *	38,779,300	53.97%

_________________

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of December 31 , 2022 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of shares of common stock outstanding on December 31 , 2022, and the shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of December 31 , 2022.

(2) Beneficial Products LLC is owned in its entirety by Rosemarie Moschetta.

(3) 4,000,000 shares are held in the name of Freedom Unlimited Properties LLC which is owned in its entirety by Vila and Peter Thawnghmung

ITEM 5:DIRECTORS AND EXECUTIVE OFFICERS

Directors and Officers

The following table sets forth the names, ages, and positions with YO-Health, Inc. for each of the directors and officers as of March 31, 2023 ..

Name	Age	Position	Since

Peter Thawnghmung	57	Director and CEO	September, 2020

Vila Thawnghmung	49	Director and Business Development Manager	September, 2020

Rosemarie Moschetta	65	Director and Secretary/Treasurer	September, 2020

None of the Officers and Directors hold a directorship in any other publicly held company.

All directors hold office until the next annual meeting of stockholders and until their successors are elected and qualify. Officers serve at the discretion of the Board of Directors. The following is information on the business experience of each director and officer.

Peter Thawnghmung, Director and CEO

Peter holds a mechanical engineering degree from the University of Michigan. He has been employed at Nestlé, Kellogg’s, and other major food companies as a project manager and food process engineer. He has many years of manufacturing and training experience with a leadership background. Currently he is the President of Chin Community of Indiana, a social services organization created to serve the Chin community, providing means to integrate into the local social structure. The Chins are a minority ethnic population from North-Western Burma (Myanmar). During the past five years Mr.  Thawnghmung has been employed as: 2015-2021, President of Freedom Autobody and Service, Indianapolis, IN; 2017-2022, 2017-2022, President 42 Automotive, Inc., Delaware, OH; 2022-present, CEO, Yo-Health, Inc.

Vila Thawnghmung, Director and Business Development Manager

Vila has a Bachelor of Science degree, and has been a small business entrepreneur for many years. She has built companies from the ground up, with a proven track record. She brings to the company an understanding of the challenges of small business and the dedication required to move these companies forward. During the past five years Ms. Thawnghmung has been employed as: 2005-present, Administrator, Nationwide Home Healthcare, Columbus, OH; 2006-present, Administrator, Premier Home Care,  Columbus, OH

Rosemarie Moschetta, Director and Secretary/Treasurer

Rosemarie began her career as a production manager in New York City for 15 years. After raising three children, she became the receptionist and office manager for a variety of businesses—ranging from NYSE member brokerage firms to medical offices—where her primary duties involved organizing and maintaining bookkeeping records, managing payroll, and submitting insurance reimbursements. Her most recent endeavor required her to transcribe minutes for Board committee meetings. She brings a high level of organization, managerial prudence, and attention to detail to YO-Health. Ms. Moschetta performs the functions of principal financial officer for the Company. During the past five years she has been employed as follows: 01/2000 President, Health Products Distributor and financial consultant for Beneficial Products LLC; 9/2020 secretary/treasurer and member of the board of directors of Yo-Health, Inc.

Board Meetings

The Board of Directors meets at least four times during the year. All directors attended at least 75 percent of the meetings of the Board.

Board Compensation

YO-Health, Inc.’s Directors are not compensated for attending meetings of the Board of Directors or for attending meetings of Board committees. Expenses are reimbursed.

Corporate Governance and Director Independence

The Company has not:

•established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be “independent” under any applicable definition given that they are officers of the Company and Peter and Vila Thawnghmung are husband and wife; nor

•established any committees of the board of directors.

Given the nature of the Company’s business, its brief history base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time.

As of the date hereof, the entire board serves as the Company’s audit committee.

ITEM 6: EXECUTIVE COMPENSATION

Annual Compensation

The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to YO-Health, Inc. for the years ended December 31, 2020, December 31, 2021and through December 31 , 2022 of those persons who were executive officers of Yo-Health for the period ending December 31 , 2022,or who receive annual salary and bonuses exceeding $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Peter Thawngmung CEO	2022	$120,000	None.	$2,262,750	None.	None.	None.
Vila Thawngmung Director and Business Development Manager	2022	$84,000	None.	$2,262,750	None.	None.	None.
Arianna Phrakornkham Controller	2022	$50,000	None.	$500,000	None.	None.	None.
Rosemarie Moschetta Secretary - Treasurer	2022	$180,000	None.	$2,500,000	None.	None.	None.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Peter Thawngmung CEO	2021	$101,000	None.	$524,000	None.	None.	None.
Vila Thawngmung Director and Business Development Manager	2021	$27,000	None.	$524,000	None.	None.	None.
Rosemarie Moschetta Secretary - Treasurer	2021	$114,500	None.	$548,000	None.	None.	None.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Peter Thawngmung CEO	2020	$4,000	None.	None.	None.	None.	None.
Vila Thawngmung Director and Business Development Manager	2020	$4,500	None.	None.	None.	None.	None.
Rosemarie Moschetta Secretary - Treasurer	2020	$24,244	None.	None.	None.	None.	None.

In 2021 related parties to Peter and Vila Thawngmung receive shares of the Company’s common stock valued at $60,000 for services rendered. In 2022 related parties to Peter and Vila Thawngmung receive shares of the Company’s common stock valued at $563,500 for services rendered.

Stock Options

No options are currently issued to any executive, employee, consultant or investor.

Executive Compensation Arrangements

YO-Health, Inc. has not entered into employment contracts with Mr. Thawnghmung as Chief Executive Officer, nor with Ms. Thawnghmung as Director/Business Development Manager, nor with Ms. Moschetta as Secretary/Treasurer.

ITEM 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our officers, directors and affiliate owns 54.99 % of the company and therefore as a group control any shareholder vote. This may allow for a selection of directors and management which favors these shareholders and may place all other shareholders at a disadvantage.

Stock Options

The Company has no stock option or similar plan at this time.

ITEM 8: LEGAL PROCEEDINGS

Neither YO-Health, Inc. nor any of its officers, directors or holders of five percent or more of its common stock is a party to any additional material pending legal proceedings and to the best of our knowledge, no additional such proceedings by or against YO-Health, Inc. or its officers, or directors or holders of five percent or more of its common stock have been threatened.

ITEM 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price

There is no established public trading market for YO-Health, Inc.’s common stock, nor have there ever been market quotations for transactions in that stock.

Our Common Stock

We have 70,427,998 shares of common stock issued and outstanding as of September 30, 2022. Of those shares officers, or directors or holders of five percent beneficially own, directly or indirectly, 38,728,300 shares. Non-affiliates hold 31,699,698 shares. YO-Health, Inc. has not agreed to register under the Securities Act for sale by security holders any part of its  issued and outstanding shares of common stock. As of September 30, 2022  were 710  holders of record of our common stock listed by our transfer agent. None of the non-affiliate shares are eligible for sale pursuant to Rule 144 as the public information requirement of Rule 144(c) is not met. The common stock holdings of the officers, directors and affiliates are as set forth above in Item 4.

Dividend Policy

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, any future preferred stock instruments, and any future credit arrangements may then impose.

Securities Authorized for Issuance under Equity Compensation Plans

We have no equity compensation plans.

ITEM 10: RECENT SALES OF UNREGISTERED SECURITIES

From October 22, 2020 through September 30, 2022, we sold and issued the unregistered securities described below. We believe that each of the securities transactions from the last three years described below was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) as a transaction not involving any public offering and Regulation D promulgated under the Securities Act of1933. In each case, the number of investors was limited, the investors were either all accredited and/or otherwise qualified and had access to material information about the registrant, and restrictions were placed on the resale of the securities sold.

March 31, 2022 Activity

During the three months ended March 31, 2022 the Company had the following common stock transactions:

•Issuance of 898,000 shares in private placements valued at $505,000

•Issuance of 10,000 shares for services valued at $5,000

June 30, 2022 Activity

During the three months ended June 30, 2022 the Company had the following common stock transactions:

•Issuance of 1,868,500 shares in private placements valued at $5,120,250

•Issuance of 10,240,500 shares for services valued at $5,000

September 30, 2022

During the three months ended September 30, 2022 the Company had the following common stock transactions:

•Issuance of 70,000 shares in private placements valued at $35,000

•Issuance of 6,108,000 shares for services valued at $3,060,250

2021 Activity

During 2021 the Company had the following common stock transactions:

•Issuance of 14,227,998 shares in private placement valued at $4,299,499

•Issuance of 4,000,000 shares used to purchase assets valued at $1,000,000

•Issuance of 3,125,000 shares for services valued at $1,046,250

2020 Activity

During 2020 the Company had the following common stock transactions:

•Issuance of 18,000,000 founders shares valued at $1,800

•Issuance of 5,880,000 shares in private placement valued at $644,250

•Issuance of 6,000,000 shares used to purchase assets valued at $172,850

Warrants

As of December 31 , 2022 the Company had 22,881,998 warrants outstanding, all with a strike price of $1.25. The warrants have a two-year term and expire at varying times between December 2022 and December 2024 ..

ITEM 11: DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of Common Stock

Our Articles of Incorporation authorize the issuance of up to 150,000,000 shares of our Common Stock, $0.001 par value per share (the “Common Stock”). Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote on such number of shares for as many persons as there are directors to be elected. The holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

Description of Preferred Stock

Our Articles of Incorporation authorize our Board of Directors to issue one or more classes or series of Preferred Stock. Prior to the issuance of shares of each class or series, our Board of Directors is required by Nevada law and by our Articles of Incorporation to determine the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each such class or series. As a result, our Board of Directors could authorize the issuance of shares of preferred stock that have priority over shares of our Common Stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our Company that might involve a premium price for holders of our Common Stock or that our Common Stockholders otherwise believe to be in their best interests. The Articles currently authorize the issuance of up to50,000,000 shares of preferred stock, par value $0.001. As of the filing of this Form 10 we have not created any classes of Preferred Stock.

Transfer Agent

Our transfer agent is Colonial Stock Transfer Co., Inc. Their offices are at 7840 S 700 E, Sandy, UT 84070. Their telephone number is +1 801 355 5740. Their website is https://www.colonialstock.com.

ITEM 12: INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained. The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer’s or director’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution. According to our bylaws, we are authorized to indemnify its directors to the fullest extent authorized under Nevada General Corporation Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our audited financial statements for the financial year ended December 31, 2020 and December 31, 2021 and our unaudited financial statements for the nine months ended September 30, 2022 appear at the end of this registration statement on pages F-1 through F23.

ITEM 14: CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements with the independent registered public accounting firm regarding accounting and financial disclosure.

ITEM 15: FINANCIAL STATEMENTS AND EXHIBITS

(a)Audited financial statements for the fiscal year periods from September 22, 2020 through December 31, 2021.

(b)Unaudited financial statements for the nine month period from January 1, 2022 through September 30, 2022.

(c)Exhibits.

Copies of the following documents are included as exhibits to this registration statement.

Exhibit Number	Description
3.1	Articles of Incorporation, filed September 22, 2022
3.2	Bylaws, as adopted October 14, 2020
21.1	Exchange Agreement dated September 1, 2021 (acquisition of Yoshi Properties, LLC)
21.2	Articles of Incorporation of Yoshi, Inc., dated November 6, 2020
21.3	Articles of Incorporation of Joyce’s Bakery, Inc.
23.1	Consent of Independent Registered Public Accounting Firm

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

YO-HEALTH, INC.

Date:	June 5, 2023	By:	/s/Peter Thawnghmung
Chief Executive Officer, and Director

Date:	June 5, 2023	By:	/s/Rosemarie Moschetta
Secretary/Treasurer, and Director

FINANCIAL STATEMENTS

CO N T E N T S

FINANCIAL STATEMENTS (UNAUDITED) SEPTEMBER 30, 2022

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Yo-Health, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Yo-Health, Inc. (the "Company") as of December 31, 2021 and 2020, the related statement of operations, stockholders' equity (deficit), and cash flows for the period September 22, 2020 (Inception) through December 31, 2020 and through December 31, 2021, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the period September 22, 2020 (Inception) through December 31, 2020 and through December 31, 2021, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2021

Lakewood, CO

January 17, 2023

Yo-Health, Inc.
Balance Sheets

	December 31,	December 31,
	2021	2020

Current assets
Cash	$1,429,587	$273,829
Accounts receivable	301,378	-
Subscriptions receivable	20,000	79,625
Accounts receivable- other	7,400	-
Total current assets	1,758,365	353,454
Property plant and equipment, net	3,033,915	-
Intangible assets	37,999	-
Security deposits	22,450	18,000
Total Assets	$4,852,729	$371,454

Current liabilities
Accounts payable and accrued expenses	$147,757	$3,000
Total current liabilities	147,757	3,000
Mortgage liabilities	1,134,249	-
Total Liabilities	1,282,006	3,000

Stockholders' Equity

Common stock, $0.0001 par value; 150,000,000 shares authorized, 51,232,998 and 29,880,000 outstanding as of December 31, 2021 and 2020, respectively	5,123	2,988
Additional paid- in capital	7,159,526	815,912
Accumulated deficit	(3,593,926)	(450,446)
Total Stockholders' Equity	3,570,723	368,454
Total Liabilities and Stockholders' Equity	$4,852,729	$371,454

The accompanying notes are an integral part of these financial statements.

Yo-Health, Inc.
Statements of Operations

	Year Ended	September 22 -
	December 31,	December 31,
	2021	2020

Revenue	$1,557,375	$36,159
Cost of revenue	544,751	29,286
Gross profit	1,012,624	6,873

Operating Expenses:
General and administrative expenses	290,004	127,899
Stock based compensation	1,046,250	-
Professional fees	163,723	20,600
Outside labor	1,453,113	79,070
Rent expense	203,014	18,900
Goodwill impairment	1,000,000	210,850
Total operating expenses	4,156,104	457,319
Loss from operations	(3,143,480)	(450,446)
Loss before provision for income taxes	(3,143,480)	(450,446)
Provision (credit) for income tax	-	-
Net income (loss)	$(3,143,480)	$(450,446)

Net loss per share	$(0.07)	$(0.02)
Weighted average common shares outstanding – basic and diluted	45,131,339	24,877,391
The accompanying notes are an integral part of these financial statements.

Yo-Health, Inc.
Statements of Changes in Stockholders' Equity
For the Years Ended December 31, 2021 and December 31, 2020

			Additional	Accumulated	Total
	Common Stock		Paid-in	Earnings	Stockholders'
	Shares	Amount	Capital	(Deficit)	Equity
Balance, September 22, 2020	-	$-	$-	$-	$-

Issuance of founders shares	18,000,000	1,800	-	-	1,800

Issuance of common stock and warrants in private placements	5,880,000	588	643,662		644,250

Assets purchased with restricted common shares	6,000,000	600	172,250		172,850

Net loss				(450,446)	(450,446)

Balance, December 31, 2020	29,880,000	$2,988	$815,912	$(450,446)	$368,454

Issuance of common stock and warrants in private placements	14,227,998	1,423	4,298,076		4,299,499

Assets purchased with restricted common shares	4,000,000	400	999,600		1,000,000

Shares issued for services	3,125,000	313	1,045,938		1,046,250

Net loss				(3,143,480)	(3,143,480)

Balance, December 31, 2021	51,232,998	$5,123	$7,159,526	$(3,593,926)	$3,570,723

The accompanying notes are an integral part of these financial statements.

Yo-Health, Inc.
Statements of Cash Flows

	Year Ended	September 22 -
	December 31,	December 31,
	2021	2020

Cash Flows From Operating Activities:
Net loss	$(3,143,480)	$(450,446)
Goodwill impairment	1,000,000	210,850
Stock- based compensation	1,046,250	-
Depreciation	1,675	-
Changes in operating assets and liabilities
Accounts receivable	(301,378)	-
Accounts receivable other	(7,400)	-
Subscriptions receivable	59,625	(79,625)
Security deposits	(4,450)	(18,000)
Accounts payable	144,757	3,000
Net cash (used in) operating activities	(1,204,401)	(334,221)

Cash flows from Investing Activities
Property and equipment -asset purchase	(1,939,340)	(210,850)
Cash flows used in investing activities	(1,939,340)	(210,850)

Cash Flows From Financing Activities:
Purchase of fixed assets
Deposit paid toward specialty Pharma acquisition -recovery
Disposal of assets net of depreciation
Proceeds from the sale of common stock	4,299,499	818,900
Net cash provided by investing activities	4,299,499	818,900

Net Increase In Cash	1,155,758	273,829
Cash At The Beginning Of The Period	273,829	-
Cash At The End Of The Period	$1,429,587	$273,829

Supplemental disclosure of non-cash information:
Assumption of mortgage	$1,134,249	$-

The accompanying notes are an integral part of these financial statements.

YO-HEALTH, INC.

Notes to Financial Statements

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Nature of Operations

Yo-Health, Inc. (“Yo-Health” or the “Company”) was established as a C-Corporation in Nevada on October 22, 2020. The Company is the parent company to Yoshi Inc, Sun & Moon Café and Joyce’s Bakery Inc. Yo-Health manufactures, retails, wholesales, and distributes premium, healthy, unique, and innovative food products.

The Company commenced operations in October 2020 by acquiring a Beijing-style premium yogurt store in Woodside, New York. The Company has since launched the subsidiaries Yoshi Restaurants, Inc., Sun & Moon and Joyce’s Bakery & Café, Inc. The Company acquired Win’s Sushi in 2021 with 16 locations. Yoshi currently contracts 19 grocery locations in Baton Rouge, Louisiana. The Company currently has 2 Yoshi model restaurants, 19 Yoshi hubs in grocery stores, 1 Sun & Moon Café and 1 yogurt manufacturing facility.

On September 21, 2021 the Company entered into an Exchange Agreement with Yoshi Properties, LLC, an Ohio limited liability company and its sole members, Peter and Vila Thawnghmung who are both officers and directors of the Company, and related parties. Under the terms of the Exchange Agreement the Company purchased ownership of all of the membership interests (100%) in Yoshi Properties, comprised solely of two properties and the related mortgages for consideration of 1,000,000 shares of the Company’s common stock. No other assets or liabilities were included in the purchase price.

The Company purchased real property located at 2781 Olentangy River Road, Columbus, OH 43202 subject to a mortgage owed to CNB Bank, and real property located at 3530 Mann Road, Indianapolis, IN 46221 subject to a mortgage owed to Old National Bank.

On November 12, 2021 Yoshi Properties, LLC purchased the real property located at 4353 South Sherwood Forest Boulevard, Baton Rouge, LA 70816 subject to a mortgage owed to Old National Bank.

Each subsidiary company of Yo-Health, Inc will focus on their respective products on a wholesale and retail basis:

•Sun & Moon will produce, market, and sell yogurt-based items with probiotics and ingredients focused on beneficial healthy products.

•Yoshi will produce, market, and sell sushi and Asian fusion food products.

•Joyce’s Bakery & Café will produce, market, and sell premium, Asian- French inspired desserts, Tea’s, Juices, flavored coffee with a full array of non-acholic drinks.

The Company’s accounting year-end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with GAAP. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses or recognized when incurred. condensed consolidated financial statements include the accounts of the Company and its subsidiaries: Yoshi Inc, Sun & Moon Café and Joyce’s Bakery Inc.

Covid-19

In March 2020, the World Health Organization categorized the novel coronavirus (COVID-19) as a pandemic, and it continues to spread throughout the United States and the rest of the world with different geographical locations impacted more than others. The outbreak of COVID-19 and public and private sector measures to reduce its transmission, such as the imposition of social distancing and orders to work-from-home, stay-at-home and shelter-in-place, have had a minimal impact on our day to day operations. However this could impact our efforts to enter into a business combination as other businesses have had to adjust, reduce, or suspend their operating activities. The extent of the impact will vary depending on the duration and severity of the economic and operational impacts of COVID-19. The Company is unable to predict the ultimate impact at this time.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these financial statements.

As of December 31, 2021 the Company had an accumulated deficit of $3,593,926. The Company expects to generate operating cash flows that will be sufficient to fund presently anticipated operations although there can be no assurance. This raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing to supplement expected cash flow. Historically, the Company has raised capital through private placements, as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to do so until its revenues support its operations.

The Company may attempt to raise capital in the near future through the sale of equity or debt financing; however, there can be assurances the Company will be successful in doing so. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of goodwill, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and the allowance for doubtful accounts, inventories, and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Segment Reporting

The Company operates in one segment, the food service business.  In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying consolidated financial statements.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from our acquisitions is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter.

Goodwill and indefinite-lived assets are not amortized but are subject to annual impairment testing unless circumstances dictate more frequent assessments. We perform an annual impairment assessment for goodwill and indefinite-lived assets during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing is a two-step process performed at the reporting unit level. Step one compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, we determine fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, we rely on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, our risk relative to the overall market, our size and industry and other Company-specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then the second step must be completed to measure the amount of impairment, if any. Step two calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit as calculated in step one. In this step, the fair value of the reporting unit is allocated to all of the reporting unit’s assets and liabilities in a hypothetical purchase price allocation as if the reporting unit had been acquired on that date. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess.

Indefinite-lived intangible assets are evaluated for impairment at the individual asset level by assessing whether it is more likely than not that the asset is impaired (for example, that the fair value of the asset is below its carrying amount). If it is more likely than not that the asset is impaired, its carrying amount is written down to its fair value.

Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates, strategic plans, and future market conditions, among others. There can be no assurance that our estimates and assumptions made for purposes of the goodwill impairment testing will prove to be accurate predictions of the future. Changes in assumptions and estimates could cause us to perform an impairment test prior to scheduled annual impairment tests.

We performed our annual fair value assessment at December 31, 2021 and 2020 on our purchases of the New Orleans, Woodside and the Champagne, Illinois acquisitions, and determined that impairment charges of $1,000,000 and $201,850 was necessary.  As a result, we had no goodwill as of December 31, 2021 and 2020, respectively.  The balance of intangible assets were $37,399 and $-0- respectively as of December 31, 2021 and 2020, respectively.

Revenue Recognition

The Company recognizes revenue under the guidelines of ASC 606. Sales, as presented in the Company’s statement of earnings, represent revenue; and food and beverage product sold which is presented net of discounts, coupons, employee meals and complimentary meals. Revenue is recognized using the five step approach required under the guidelines of ASC 606:

1. Identify the contract with the client,

2. Identify the performance obligations in the contract,

3. Determine the transaction price,

4. Allocate the transaction price to performance obligations in the contract

5. Recognize revenues when or as the Company satisfies a performance obligation

For retail operations, all five steps of revenue recognition occur almost simultaneously. The customer orders food from a menu or store sign, it is given to the customer who then pays for the food order at the cash register.

For wholesale sales the customer orders wholesale items from a store sign or catalogue, it is given or delivered to the customer who then pays for the items within 7 days of sale.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On December 31, 2021 and 2020, the Company’s cash equivalents totaled $1,429,587 and $273,829, respectively.

Property and equipment

Property and equipment are stated at cost or fair value. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. Maintenance and repairs are charged to expenses as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in the results of operations. The estimated useful lives of property and equipment are as follows:

Computers, software, and office equipment	1 – 6 years
Machinery and equipment	3 – 5 years
Leasehold improvements	Lesser of lease term or estimated useful life
Buildings	39 years

Equipment that hasn’t been placed into service is not subject to depreciation.

For the years ended December 31, 2021 and 2020 we recorded depreciation expense of $1,675 and -0-, respectively.

Stock-based Compensation

The Company accounts for stock-based compensation using the fair value method following the guidance outlined in Section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Leases

The Company currently follows the guidance in ASC 840 “Leases,” which requires us to evaluate the lease agreements the Company enters into to determine whether they represent operating or capital leases at the inception of the lease.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. In March 2019, the FASB issued ASU 2019-01, Codification Improvements, which clarifies certain aspects of the new lease standard. The FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases in July 2018. Also in 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an optional transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. The amendments have the same effective date and transition requirements as the new lease standard . On November 15, 2019, the FASB has issued ASU 2019-10, which amends the effective dates for three major accounting standards. The ASU defers the effective dates for the credit losses, derivatives, and leases standards for certain companies. Since the Company is privately held, the Company is eligible for deferring the adoption of ASC 842 to December 15, 2021.

ASC 842 will be effective for the Company beginning on December 15, 2021. The Company will continue to evaluate the impact of the new standard, we expect the adoption of this guidance will have not have any impact on our financial statements.

Stock Purchase Warrants

The Company has issued warrants to purchase shares of its common stock. Warrants have been accounted for as equity in accordance with FASB ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity.

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

On Dec. 18, 2019, the Financial Accounting Standards Board (FASB) released Accounting Standards Update (ASU) 2019-12, which affects general principles within Topic 740, Income Taxes. The amendments of ASU 2019-12 are meant to simplify and reduce the cost of accounting for income taxes. The FASB has stated that the ASU is being issued as part of its Simplification Initiative, which is meant to reduce complexity in accounting standards by improving certain areas of generally accepted accounting principles (GAAP) without compromising information provided to users of financial statements. The Company adopted this guidance on January 1, 2021 which had no impact on the Company’s financial statements.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, "Earnings per Share." Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. In March 2019, the FASB issued ASU 2019-01, Codification Improvements, which clarifies certain aspects of the new lease standard. The FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases in July 2018. Also in 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an optional transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. The amendments have the same effective date and transition requirements as the new lease standard. On November 15, 2019, the FASB has issued ASU 2019-10, which amends the effective dates for three major accounting standards. The ASU defers the effective dates for the credit losses, derivatives, and leases standards for certain companies. Since the Company is privately held, the Company is eligible for deferring the adoption of ASC 842 to December 15, 2021.

While we continue to evaluate the impact of the new standard, we expect the adoption of this guidance will not have any impact on our financial statements.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

The following table sets forth the components of the Company’s property and equipment on December 31, 2021, and December 31, 2020:

	December 31, 2021			December 31, 2020
	Gross Carrying Amount	Accumulated Depreciation	Net Book Value	Gross Carrying Amount	Accumulated Depreciation	Net Book Value
Computers, software, property, and equipment	$2,986,590	$(1,675)	$2,984,915	$–	$–	$–
Land	49,000	–	49,000	–	–	–
Total fixed assets	$3,035,590	$(1,675)	$3,033,915	$–	$–	$–

On September 21, 2021 the Company entered into an Exchange Agreement with Yoshi Properties, LLC, an Ohio limited liability company and its sole members, Peter and Vila Thawnghmung who are both officers and directors of the Company, and related parties. Under the terms of the Exchange Agreement the Company purchased ownership of all of the membership interests (100%) in Yoshi Properties, comprised solely of two properties and the related mortgages for consideration of 1,000,000 shares of the Company’s common stock. No other assets or liabilities were included in the purchase price.

The fair market value of the properties acquired from Yoshi Properties, LLC was estimated to be equivalent to the mortgages assumed, or approximately $695,000. The 1,000,000 shares issued to Yoshi Properties was recorded at a value of $0.50 per share which was equivalent to the price of $0.50 per share paid by investors in the Company’s private placement offering of common stock at that time. As a result the Company recorded $500,000 in stock based compensation expenses on its Statements of Operations for the year ended December 31, 2021.

NOTE 4 – MORTGAGES PAYABLE

The balance in mortgages payable was $1,134,249 and $-0- as of December 31, 2021 and December 31, 2020, respectively.  The mortgage balance as of December 31, 2021 is comprised of:

•Mortgage Loans: CNB Bank- OH Store = $298,708.11

•Mortgage Loans: Old National Bank- LA Store/Fac = $558,456.21

•Mortgage Loans: Old National Loan- IN Factory = $277,084.59

The balance in interest expense was $15,091 - as of December 31, 2021 and December 31, 2020, respectively. The interest expense balance as of December 31, 2021 is comprised of:

•Interest Expense: OH Store- CNB Bank = $ 3,906.03

oInterest Rate: 4%

•Interest Expense: LA Store/Factory- Old National = $ 1,866.67

oInterest Rate: 4%

•Interest Expense: IN Factory- Old National = $ 9,318.19

oInterest Rate: 4%

NOTE 5 – EQUITY

The Company has authorized 150,000,000 shares of par value $0.0001 common stock.  As of December 31, 2021 and 2020 the Company had 51,232,998 and 29,880,000 common shares issued and outstanding, respectively.

2021 Activity

During 2021 the Company had the following common stock transactions:

•Issuance of 14,227,998 shares in private placement valued at $4,299,499

•Issuance of 4,000,000 shares used to purchase assets valued at $1,000,000

•Issuance of 3,125,000 shares for services valued at $1,046,250

2020 Activity

During 2020 the Company had the following common stock transactions:

•Issuance of 18,000,000 founders shares valued at $1,800

•Issuance of 5,880,000 shares in private placement valued at $644,250

•Issuance of 6,000,000 shares used to purchase assets valued at $172,850

Warrants

As of December 31, 2021 the Company had 15,001,499 warrants outstanding, all with a strike price of $1.25.  The warrants have a two-year term and expire at varying times between September 2022 and December 2023.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

As of December 31, 2021 the Company had signed 3 long term leases:

•Champagne, Illinois: The Company entered into a lease for $2,516.67/month with a lease term of 3 years (1/1/2021 – 12/31/2023). After 3 years, the Company has an option to renew for $2,718/month with a lease term of an additional 3 years (1/1/2024 – 12/31/2027).

•Flushing, New York: The Company entered into a lease for $7,500/month with a lease term of 5 years (11/25/2020 – 11/15/2025).

•Columbus, Ohio: The Company entered into a lease for $3,370.83/month with a lease term of 5 years (6/4/2021 – 3/31/2028).

As of December 31, 2021 the Company had 3 mortgages with the following balances as of year-end:

•CNB Bank- OH Store: $298,707.76

oLoan Originated On: 3/26/2021

oLoan Term: 126 months

oInterest Rate: 4%

•Old National Bank- LA Store/Fac: $558,456.21

oLoan Originated On: 11/12/2021

oLoan Term: 60 months

oInterest Rate: 4%

•Old National Loan- IN Factory: $277,084.59

oLoan Originated On: 8/4/2021

oLoan Term: 60 months

oInterest Rate: 4%

At December 31, 2021 the aggregate maturities of notes payable for the next five years and thereafter are as follows:

2022	$-
2023	$-
2024	$-
2025	$-
2026 and thereafter	$1,134,248.56
Total	$1,134,248.56

NOTE 7 – SUBSEQUENT EVENTS

Subsequent to December 31, 2021, the Company raised $1,525,000 in proceeds from the sale of  Units of its equity to its investors comprised of 2,766,500 shares of its common stock and 1,383,500 warrants, exercisable for two years at a strike price of $1.25 .

Yo-Health, Inc.
Balance Sheets
(Unaudited)
	September 30,	December 31,
	2022	2021

Current assets
Cash	$1,281,895	$1,429,587
Accounts receivable	190,701	301,378
Subscriptions receivable	-	20,000
Accounts receivable- other	-	7,400
Total current assets	1,472,596	1,758,365
Property plant and equipment, net	3,409,256	3,033,915
Intangible assets	37,999	37,999
Security deposits	29,150	22,450
Total Assets	$4,949,000	$4,852,729

Current liabilities
Accounts payable and accrued expenses	$198,683	$147,757
Total current liabilities	198,683	147,757
Mortgage liabilities	1,240,860	1,134,249
Total Liabilities	1,439,543	1,282,006

Stockholders' Equity
Common stock, $0.0001 par value; 150,000,000 shares authorized, 70,427,998 and 51,232,998 outstanding as of September 30, 2022 and December 31, 2021	7,043	5,123
Additional paid- in capital	16,903,106	7,159,526
Accumulated deficit	(13,400,692)	(3,593,926)
Total Stockholders' Equity	3,509,457	3,570,723
Total Liabilities and Stockholders' Equity	$4,949,000	$4,852,729

The accompanying notes are an integral part of these unaudited financial statements.

Yo-Health, Inc.
Statements of Operations
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021

Revenue	$947,821	$726,274	$2,457,389	$1,237,052
Cost of revenue	352,168	258,956	855,707	432,161
Gross profit	595,653	467,318	1,601,681	804,891

Operating Expenses:
General and administrative expenses	3,432,730	(685)	8,882,445	674,640
Professional fees	54,605	32,865	159,341	123,494
Outside labor	690,301	291,923	2,167,964	566,987
Rent expense	62,938	47,768	166,490	144,329
Goodwill impairment	-	-	-	1,000,000
Total operating expenses	4,240,574	371,870	11,376,241	2,509,450
Loss from operations	(3,644,921)	95,448	(9,774,559)	(1,704,560)
Other income (expense)
Interest expense	(11,290)	(4,082)	(34,024)	(7,200)
Interest income	1,817	-	1,817	-
Total other expense	(9,472)	(4,082)	(32,207)	(7,200)
Income (loss) before provision for income taxes	(3,654,393)	91,366	(9,806,766)	(1,711,759)
Provision (credit) for income tax	-	-	-	-
Net income (loss)	$(3,654,393)	$91,366	$(9,806,766)	$(1,711,759)

Basic earnings (loss) per common share	$(0.05)	$0.00	$(0.17)	$(0.04)
Diluted earnings (loss) per common share	$(0.05)	$0.00	$(0.17)	$(0.04)

Weighted average number of shares outstanding:
Basic	67,577,607	47,147,000	57,691,789	43,274,963
Diluted	67,577,607	47,147,000	57,691,789	43,274,963

The accompanying notes are an integral part of these unaudited financial statements.

Yo-Health, Inc.
Statements of Changes in Stockholders' Equity
(Unaudited)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	(Deficit)	Equity
Balance, December 31, 2021	51,232,998	$5,123	$7,159,526	$(3,593,926)	$3,570,723

Shares issued for services	10,000	1	4,999		5,000

Issuance of common stock and warrants in private placements	898,000	90	505,110		505,200

Net loss				(520,868)	(520,868)

Balance, March 31, 2022	52,140,998	$5,214	$7,669,635	$(4,114,794)	$3,560,055

Shares issued for services	10,240,500	1,024	5,119,226		5,120,250

Issuance of common stock and warrants in private placements	1,868,500	187	1,019,613		1,019,800

Net loss				(5,631,505)	(5,631,505)

Balance, June 30, 2022	64,249,998	$6,425	$13,808,474	$(9,746,299)	$4,068,600

Shares issued for services	6,108,000	611	3,059,639		3,060,250

Issuance of common stock and warrants in private placements	70,000	7	34,993		35,000

Net loss				(3,654,393)	(3,654,393)

Balance, September 30, 2022	70,427,998	$7,043	$16,903,106	$(13,400,692)	$3,509,457

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	(Deficit)	Equity
Balance, December 31, 2020	29,880,000	$2,988	$815,912	$(450,446)	$368,454

Shares issued for services	2,065,000	207	516,044		516,250

Issuance of common stock and warrants in private placements	11,078,000	1,108	2,768,392		2,769,500

Net loss				(793,042)	(793,042)

Balance, March 31, 2021	43,023,000	$4,302	$4,100,348	$(1,243,488)	$2,861,162

Issuance of common stock and warrants in private placements	180,000	18	44,982		45,000

Issuance of shares for an acquisition	4,000,000	400	999,600		1,000,000

Net loss				(1,010,083)	(1,010,083)

Balance, June 30, 2021	47,203,000	$4,720	$5,144,930	$(2,253,571)	$2,896,079

Net loss				91,366	91,366

Balance, September 30, 2021	47,203,000	$4,720	$5,144,930	$(2,162,205)	$2,987,445

The accompanying notes are an integral part of these unaudited financial statements.

Yo-Health, Inc.
Statements of Cash Flows
(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2022	2021

Cash Flows From Operating Activities:
Net $(loss)	$(9,806,766)	$(1,711,759)
Stock based compensation	8,185,500	516,250
Depreciation	34,971
Goodwill impairment		1,000,000
Changes in operating assets and liabilities
Accounts receivable	110,678	(667,130)
Accounts receivable other	7,400
Subscriptions receivable	20,000	79,625
Security deposits	(6,700)	(4,450)
Accounts payable and accrued liabilities	50,926	(7,873)
Mortgage payable	106,611	1,269,191
Net cash provided by (used for) operating activities	(1,297,381)	473,854

Cash flows from Investing Activities
Property and equipment -asset purchase	(410,312)	(2,853,188)
Cash flows used in investing activities	(410,312)	(2,853,188)

Cash Flows From Financing Activities:
Proceeds from the sale of common stock	1,560,000	2,814,500
Net cash provided by (used for) investing activities	1,560,000	2,814,500

Net Increase (Decrease) In Cash	(147,693)	435,166
Cash At The Beginning Of The Period	1,429,587	273,829
Cash At The End Of The Period	$1,281,895	$708,995
		`
The accompanying notes are an integral part of these unaudited financial statements.

YO-HEALTH, INC.

Notes to Unaudited Financial Statements

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Nature of Operations

Yo-Health, Inc. (“Yo-Health” or the “Company”) was established as a C-Corporation in Nevada on October 22, 2020. The Company is the parent company to Yoshi Inc, Sun & Moon Café and Joyce’s Bakery Inc. Yo-Health manufactures, retails, wholesales, and distributes premium, healthy, unique, and innovative food products.

The Company commenced operations in October 2020 by acquiring a Beijing-style premium yogurt store in Woodside, New York. The Company has since launched the subsidiaries Yoshi Restaurants, Inc., Sun & Moon and Joyce’s Bakery & Café, Inc. The Company acquired Win’s Sushi in 2021 with 16 locations. Yoshi currently contracts 19 grocery locations in Baton Rouge, Louisiana. The Company currently has 2 Yoshi model restaurants, 19 Yoshi hubs in grocery stores, 1 Sun & Moon Café and 1 yogurt manufacturing facility.

Each subsidiary company of Yo-Health, Inc will focus on their respective products on a wholesale and retail basis:

•Sun & Moon will produce, market, and sell yogurt-based items with probiotics and ingredients focused on beneficial healthy products.

•Yoshi will produce, market, and sell sushi and Asian fusion food products.

•Joyce’s Bakery & Café will produce, market, and sell premium, Asian- French inspired desserts, Tea’s, Juices, flavored coffee with a full array of non-acholic drinks.

The Company’s accounting year-end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with GAAP. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses or recognized when incurred. condensed consolidated financial statements include the accounts of the Company and its subsidiaries: Yoshi Inc, Sun & Moon Café and Joyce’s Bakery Inc.

Covid-19

In March 2020, the World Health Organization categorized the novel coronavirus (COVID-19) as a pandemic, and it continues to spread throughout the United States and the rest of the world with different geographical locations impacted more than others. The outbreak of COVID-19 and public and private sector measures to reduce its transmission, such as the imposition of social distancing and orders to work-from-home, stay-at-home and shelter-in-place, have had a minimal impact on our day to day operations. However this could impact our efforts to enter into a business combination as other businesses have had to adjust, reduce, or suspend their operating activities. The extent of the impact will vary depending on the duration and severity of the economic and operational impacts of COVID-19. The Company is unable to predict the ultimate impact at this time.

Management’s Representation of Interim Financial Statements

The accompanying unaudited consolidated financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements at and as of December 31, 2021.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these financial statements.

As of September 30, 2022 the Company had an accumulated deficit of $13,400,692. The Company expects to generate operating cash flows that will be sufficient to fund presently anticipated operations although there can be no assurance. This raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing to supplement expected cash flow. Historically, the Company has raised capital through private placements, as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to do so until its revenues support its operations.

The Company may attempt to raise capital in the near future through the sale of equity or debt financing; however, there can be assurances the Company will be successful in doing so. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of goodwill, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and the allowance for doubtful accounts, inventories, and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Segment Reporting

The Company operates in one segment, the food service business.  In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in: economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying consolidated financial statements.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from our acquisitions is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter.

Goodwill and indefinite-lived assets are not amortized but are subject to annual impairment testing unless circumstances dictate more frequent assessments. We perform an annual impairment assessment for goodwill and indefinite-lived assets during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing is a two-step process performed at the reporting unit level. Step one compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, we determine fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, we rely on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, our risk relative to the overall market, our size and industry and other Company-specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then the second step must be completed to measure the amount of impairment, if any. Step two calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit as calculated in step one. In this step, the fair value of the reporting unit is allocated to all of the reporting unit’s assets and liabilities in a hypothetical purchase price allocation as if the reporting unit had been acquired on that date. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess.

Indefinite-lived intangible assets are evaluated for impairment at the individual asset level by assessing whether it is more likely than not that the asset is impaired (for example, that the fair value of the asset is below its carrying amount). If it is more likely than not that the asset is impaired, its carrying amount is written down to its fair value.

Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates, strategic plans, and future market conditions, among others. There can be no assurance that our estimates and assumptions made for purposes of the goodwill impairment testing will prove to be accurate predictions of the future. Changes in assumptions and estimates could cause us to perform an impairment test prior to scheduled annual impairment tests.

We performed our annual fair value assessment on December 31, 2021 on our purchases of the New Orleans, Woodside and the Champagne, Illinois acquisitions, and determined that impairment charge of $1,000,000 was necessary for the year ended December 31, 2021.  As a result, the Company had no goodwill as of September 30, 2022 and December 31, 2021, respectively. The balance of indefinite lived intangible assets comprised of trademarks were $37,399 and $37,399, respectively, as of September 30, 2022 and December 31, 2021.

Revenue Recognition

The Company recognizes revenue under the guidelines of ASC 606. Sales, as presented in the Company’s statement of earnings, represent revenue; and food and beverage product sold which is presented net of discounts, coupons, employee meals and complimentary meals. Revenue is recognized using the five step approach required under the guidelines of ASC 606:

1. Identify the contract with the client,

2. Identify the performance obligations in the contract,

3. Determine the transaction price,

4. Allocate the transaction price to performance obligations in the contract

5. Recognize revenues when or as the Company satisfies a performance obligation

For retail operations, all five steps of revenue recognition occur almost simultaneously. The customer orders food from a menu or store sign, it is given to the customer who then pays for the food order at the cash register.

For wholesale sales the customer orders wholesale items from a store sign or catalogue, it is given or delivered to the customer who then pays for the items within 7 days of sale.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On September 30, 2022 and December 31, 2021, the Company’s cash equivalents totaled $1,281,895 and $1,429,587, respectively.

Property and equipment

Property and equipment are stated at cost or fair value. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. Maintenance and repairs are charged to expenses as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in the results of operations. The estimated useful lives of property and equipment are as follows:

Computers, software, and office equipment	1 – 6 years
Machinery and equipment	3 – 5 years
Leasehold improvements	Lesser of lease term or estimated useful life
Buildings	39 years

Equipment that hasn’t been placed into service is not subject to depreciation.

For the nine months ended September 30, 2022 and 2021 we recorded depreciation expense of $34,971 and -0-, respectively

Stock-based Compensation

The Company accounts for stock-based compensation using the fair value method following the guidance outlined in Section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Leases

The Company currently follows the guidance in ASC 840 “Leases,” which requires us to evaluate the lease agreements the Company enters into to determine whether they represent operating or capital leases at the inception of the lease.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. In March 2019, the FASB issued ASU 2019-01, Codification Improvements, which clarifies certain aspects of the new lease standard. The FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases in July 2018. Also in 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an optional transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. The amendments have the same effective date and transition requirements as the new lease standard . On November 15, 2019, the FASB has issued ASU 2019-10, which amends the effective dates for three major accounting standards. The ASU defers the effective dates for the credit losses, derivatives, and leases standards for certain companies. Since the Company is privately held, the Company is eligible for deferring the adoption of ASC 842 to December 15, 2021.

ASC 842 will be effective for the Company beginning on December 15, 2021. The Company will continue to evaluate the impact of the new standard, we expect the adoption of this guidance will have not have any impact on our financial statements.

Stock Purchase Warrants

The Company has issued warrants to purchase shares of its common stock. Warrants have been accounted for as equity in accordance with FASB ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity.

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

On Dec. 18, 2019, the Financial Accounting Standards Board (FASB) released Accounting Standards Update (ASU) 2019-12, which affects general principles within Topic 740, Income Taxes. The amendments of ASU 2019-12 are meant to simplify and reduce the cost of accounting for income taxes. The FASB has stated that the ASU is being issued as part of its Simplification Initiative, which is meant to reduce complexity in accounting standards by improving certain areas of generally accepted accounting principles (GAAP) without compromising information provided to users of financial statements. The Company adopted this guidance on January 1, 2021 which had no impact on the Company’s financial statements.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, "Earnings per Share." Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. In March 2019, the FASB issued ASU 2019-01, Codification Improvements, which clarifies certain aspects of the new lease standard. The FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases in July 2018. Also in 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an optional transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. The amendments have the same effective date and transition requirements as the new lease standard. On November 15, 2019, the FASB has issued ASU 2019-10, which amends the effective dates for three major accounting standards. The ASU defers the effective dates for the credit losses, derivatives, and leases standards for certain companies. Since the Company is privately held, the Company is eligible for deferring the adoption of ASC 842 to December 15, 2021.

While we continue to evaluate the impact of the new standard, we expect the adoption of this guidance will not have any impact on our financial statements.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

The following table sets forth the components of the Company’s property and equipment on September 30, 2022, and December 31, 2021:

	September 30, 2022			December 31, 2021
	Gross Carrying Amount	Accumulated Depreciation	Net Book Value	Gross Carrying Amount	Accumulated Depreciation	Net Book Value
Computers, software, property, and equipment	$3,396,902	(36,646)	$3,360,256	$2,986,590	$(1,675)	$2,984,915
Land	49,000	–	49,000	49,000	–	49,000
Construction in progress	–	–	–	–	–	–
Total fixed assets	$3,445,902	(36,646)	$3,409,256	$3,035,590	$(1,675)	$3,033,915

NOTE 4 – MORTGAGES PAYABLE

The balance in mortgages payable was $1,240,860 and $1,134,249 as of September 30, 2022 and December 31, 2021, respectively.  The mortgage balance as of September 30, 2022 is comprised of:

•Mortgage Loans: CNB Bank- OH Store = $282,925.49

•Mortgage Loans: LIP Accounts Payable = $145,000

•Mortgage Loans: Old National Bank- LA Store/Fac = $544,575.67

•Mortgage Loans: Old National Loan- IN Factory = $268,358.85

The balance in interest expense was $34,024.15 and $15,091 as of September 30, 2022 and December 31, 2021, respectively. The interest expense balance as of September 30, 2022 is comprised of:

•Interest Expense: OH Store- CNB Bank = $ 8,882.69

oInterest Rate: 4%

•Interest Expense: LA Store/Factory- Old National = $ 16,813.60

oInterest Rate: 4%

•Interest Expense: IN Factory- Old National = $ 8,327.86

oInterest Rate: 4%

NOTE 5 – EQUITY

The Company has authorized 150,000,000 shares of par value $0.0001 common stock.  As of September 30, 2022 and December 31, 2021 the Company had 70,247,998 and 51,232,998 common shares issued and outstanding, respectively.

March 31, 2022 Activity

During the three months ended March 31, 2022 the Company had the following common stock transactions:

•Issuance of 898,000 shares in private placements valued at $505,000

•Issuance of 10,000 shares for services valued at $5,000

June 30, 2022 Activity

During the three months ended June 30, 2022 the Company had the following common stock transactions:

•Issuance of 1,868,500 shares in private placements valued at $5,120,250

•Issuance of 10,240,500 shares for services valued at $5,000

September 30, 2022

During the three months ended September 30, 2022 the Company had the following common stock transactions:

•Issuance of 70,000 shares in private placements valued at $35,000

•Issuance of 6,108,000 shares for services valued at $3,060,250

2021 Activity

During 2021 the Company had the following common stock transactions:

•Issuance of 14,227,998 shares in private placement valued at $4,299,499

•Issuance of 4,000,000 shares used to purchase assets valued at $1,000,000

•Issuance of 3,125,000 shares for services valued at $1,046,250

Warrants

As of September 30, 2022 the Company had 17,837,999 warrants outstanding, all with a strike price of $1.25.  The warrants have a two-year term and expire at varying times between September 2022 and December 2023.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

As of September 30, 2022 the Company had signed 5 long term leases:

•Champagne, Illinois: The Company entered into a lease for $2,516.67/month with a lease term of 3 years (1/1/2021 – 12/31/2023). After 3 years, the Company has an option to renew for $2,718/month with a lease term of an additional 3 years (1/1/2024 – 12/31/2027).

•Flushing, New York: The Company entered into a lease for $7,500/month with a lease term of 5 years (11/25/2020 – 11/15/2025).

•Columbus, Ohio: The Company entered into a lease for $3,370.83/month with a lease term of 5 years (6/4/2021 – 3/31/2028).

•Indianapolis, Indiana: The Company entered into a lease for $3,065.75/month with a lease term of 5 years (5/1/2021 – 4/30/2026).

•Indianapolis, Indiana: The Company entered into a lease for $3,065.75/month with a lease term of 6 years (6/1/2022 – 5/31/2028).

As of September 30, 2022 the Company had 3 mortgages with the following balances as of September 30, 2022:

•CNB Bank- OH Store: $282,925.49

oLoan Originated On: 3/26/2021

oLoan Term: 126 months

oInterest Rate: 4%

•Old National Bank- LA Store/Fac: $544,575.67

oLoan Originated On: 11/12/2021

oLoan Term: 60 months

oInterest Rate: 4%

•CNB Bank – LIP Accounts Payable: 145,000

oLoan Originated On: 3/26/2021

oLoan Term: 60 months

oInterest Rate: 7.34%

•Old National Loan- IN Factory: $268,358.85

oLoan Originated On: 8/4/2021

oLoan Term: 60 months

oInterest Rate: 4%

At September 30, 2022 the aggregate maturities of notes payable for the next five years and thereafter are as follows:

2022	$-
2023	$-
2024	$-
2025	$-
2026 and thereafter	$1,240,860
Total	$1,240,860